Exhibit 10.1

Dated [DATE]

(1)	CUSHMAN & WAKEFIELD LTD.

(2)	[DIRECTOR NAME]

INDEMNIFICATION AGREEMENT

Bermuda office

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX

Bermuda

THIS AGREEMENT is dated [DATE].

PARTIES

(1)	CUSHMAN & WAKEFIELD LTD., a company incorporated under the laws of Bermuda with its registered office located at Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda (the Company); and

(2)	[NAME], of [address] (the Indemnitee).

BACKGROUND

(A)

WHEREAS, highly skilled and competent persons are becoming more reluctant to serve public companies as directors and/or officers unless they are provided with adequate protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of such companies;

(B)

WHEREAS, it has become increasingly difficult to obtain insurance against the risk of personal liability of directors and officers on terms providing reasonable protection to the individual at reasonable cost to companies, and the uncertainties relating to the availability of such insurance have increased the difficulty of attracting and retaining qualified directors and officers;

(C)	WHEREAS, the Indemnitee is director of the Company and the Company wishes to indemnify the Indemnitee in respect of their services in this capacity;

(D)

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability and to encourage the Indemnitee’s continued service to the Company, and in view of the increasing difficulty in obtaining and maintaining satisfactory insurance coverage and the Indemnitee’s reasonable reliance on assurance of indemnification, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent permitted by applicable law (whether partial or complete) and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the directors’ and officers’ liability insurance policies taken out by the Company as a whole;

(E)

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify the Indemnitee to the fullest extent permitted by Bermuda law so that the Indemnitee will serve or continue to serve the Company free from undue concern that the Indemnitee will not be so indemnified; and

(F)	WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that the Indemnitee be so indemnified.

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AGREED TERMS

1.	INTERPRETATION

1.1	In this Agreement unless the context otherwise requires, the following words and expressions shall have the following meanings:

Agreement means this Indemnification Agreement, as it may be amended or modified in accordance with the terms hereof;

Argument Proceedings means any dispute, suit, action, arbitration or proceeding that may arise out of or in connection with this Agreement;

Board means the board of directors of the Company or any committee thereof;

Business Day means a day which is a date on which banks are open for general banking business in Bermuda, excluding Saturdays and Sundays and any date which is a public holiday in Bermuda;

Change in Control

(i)

any “person” (as such term is used in Sections 13(d) and 14(d) of the US Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a body corporate owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power represented by the Company’s then outstanding Voting Securities;

(ii)

any person that has the right to, and does, appoint or remove, at one or more meetings of the Company’s shareholders, directors on the Board of Directors holding a majority of the voting rights at meetings of the Board of Directors on all or substantially all matters;

(iii)

there occurs any acquisition or arrangement involving the Company which would result in the shareholders holding or controlling Voting Securities of the Company outstanding immediately prior thereto ceasing to hold or control more than 50% of the total voting power represented by the Voting Securities of the Company outstanding immediately after the completion of such acquisition or arrangement, or the shareholders of the Company approve a members’ voluntary liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company’s assets; or

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(iv)

there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the US Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement;

Companies Act means the Companies Act 1981, as amended;

Control means, in respect of any person:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(AA)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general or other meeting of such person;

(BB)	appoint or remove all, or the majority, of the directors or other equivalent officers of such person; or

(CC)	give directions with respect to the operating and financial policies of such person which the directors or other equivalent officers of such person are obliged to comply with;

(ii)

the holding of more than one-half of the issued share capital of such person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or

(iii)

being the general partner and/or managing member and/or fund manager of such person, and references to any person obtaining or maintaining Control shall include circumstances where two or more persons, pursuant to an agreement or understanding (whether formal or informal, acting in concert), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in a person or otherwise, to obtain or maintain Control;

Court means the Supreme Court of Bermuda;

Disinterested Director means a director of the Company who is not or was not a party to a Proceeding in respect of which indemnification is sought by the Indemnitee;

Indemnifiable Event means any event or occurrence related to the fact that the Indemnitee is or was a director or officer of the Company, or by reason of an action or inaction by the Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement);

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Independent Counsel means a

(i)	law firm or member(s) of a law firm; or

(ii)	King’s Counsel, in either case selected in accordance with the terms of this Agreement that neither is presently nor in the past three years has been retained to represent:

(AA)

the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other directors or officers under similar indemnification agreements); or

(BB)

any other party to a Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement;

Loss(es) means any and all expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with any Proceeding (including, but not limited to, the investigation, defence, settlement or appeal thereof).

Parties means the parties to this Agreement collectively, and Party means any one of them;

Prior Agreement means that certain Deed of Indemnity, by and between Cushman & Wakefield plc and Indemnitee, effective as of [DATE]

Proceeding means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal; and

Voting Securities means shares of any series or class of common shares or preferred shares of the Company in each case entitled to vote generally upon all matters that may be submitted to a vote of shareholders of the Company at any annual or special meeting thereof.

1.2	In this Agreement unless the context otherwise requires:

(a)

references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification) and regulations and other statutory instruments issued thereunder;

(b)

references to Sections and schedules are references to Sections hereof and schedules hereto; references to sub- sections are, unless otherwise stated, references to sub-sections of the clause of the schedule in which the reference appears;

(c)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

(d)	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

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2.	AGREEMENT TO SERVE

In consideration of the indemnification provided hereby, the Indemnitee agrees to serve as a director or officer (as applicable) of the Company; provided, however, that this Agreement does not create or otherwise establish any right on the part of the Indemnitee to be and continue to be elected or appointed a director or officer of, the Company and does not create an employment contract between the Company and the Indemnitee.

3.	INDEMNITY

3.1

Subject to Section 10, the Company will, to the fullest extent permitted by Bermuda law, indemnify the Indemnitee with respect to any Indemnifiable Event if the Indemnitee is a party or is threatened to be made a party to any threatened or pending Proceeding, including a Proceeding brought by or in the right of the Company, by reason of (or arising in part out of) Indemnitee’s capacity as director or officer of the Company. Notwithstanding any other provision of this Agreement, other than Section 10, the Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified against all expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with any Proceeding (including, but not limited to, the investigation, defence, settlement or appeal thereof). For the avoidance of doubt, such indemnification shall apply to any such Proceeding where judgement is given in Indemnitee’s favour, those in which Indemnitee is acquitted, or in respect of those in which relief is granted to Indemnitee by the Court under section 281 of the Companies Act. Payment for indemnification under this Section 3 shall, unless otherwise stated herein, be made as soon as practicable, but in no event later than 30 calendar days after written demand is presented to the Company by Indemnitee in a manner reasonably satisfactory to the Company.

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3.2

Subject to Section 10, the Company shall indemnify the Indemnitee for such portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the Indemnitee becomes legally obligated to pay in connection with any Proceeding referred to in Section 3.1 in respect of which the Indemnitee is entitled to indemnification hereunder, even if the Indemnitee is not entitled to indemnification hereunder for the total amount thereof; provided, however, that, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defence of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defence of any issue or matter therein, the Indemnitee shall, subject to Section 10 be indemnified against all expenses incurred in connection therewith.

3.3

Without limiting the scope of the indemnity provided under any other provision of this Agreement, if the Indemnitee has reason to apprehend that any claim will or might be made against such Indemnitee in respect of any negligence, default, breach of duty or breach of trust, Indemnitee may apply to the Court for relief pursuant to section 281 of the Companies Act and, to the extent that the Court relieves such Indemnitee, either wholly or partly, from such Indemnitee’s liability in accordance with section 281 of the Companies Act, the Indemnitee shall be indemnified against any liability incurred by such Indemnitee in defending any Proceedings in accordance with paragraph 98(2)(b) of the Companies Act.

3.4

In accordance with Section 8, the rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under or pursuant to the Company’s bye-laws or under applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under or pursuant to the Company’s bye-laws or this Agreement, it is the intent of the Parties that Indemnitee shall enjoy by this Agreement, the greater benefits so afforded by such change without a formal amendment hereto.

4.	INDEMNIFICATION FOR EXPENSE AS A WITNESS

Subject to Section 10, to the extent that the Indemnitee is, by reason of the Indemnitee’s capacity as director or officer (as applicable), a witness in any Proceeding, the Indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith, including in any investigation related thereto (including the attorneys’ fees and disbursements).

5.	DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

5.1

The Indemnitee shall request indemnification pursuant to this Agreement by notice in writing to the chief legal officer of the Company (the Indemnity Notice). The chief legal officer shall, promptly upon receipt of the Indemnity Notice, advise the Board in writing that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder, and the Company shall have the burden of proof in the making of any determination contrary to such presumption.

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5.2

Upon written request by the Indemnitee for indemnification pursuant to the terms and conditions of this Agreement, the entitlement of the Indemnitee to such indemnification shall be determined by the following person or persons who shall be empowered to make such determination:

(a)	the Board, by a majority vote of the Disinterested Directors; or

(b)

in the event that (i) there are no Disinterested Directors or (ii) a Change in Control shall have occurred (other than a Change in Control which has been approved by a majority of the members of the Board who were directors immediately prior to such Change in Control), then by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.

5.3

For purposes of Section 5.2, Independent Counsel shall be selected by the Board and reasonably approved by the Indemnitee; provided, that following a Change in Control, Independent Counsel will be selected by the Indemnitee and reasonably approved by the Disinterested Directors (or, if there are no Disinterested Directors, by the Board). Upon any failure of Independent Counsel to be selected and approved as aforesaid within 15 calendar days of the date of receipt of the Indemnity Notice, such Independent Counsel shall be selected by a single arbitrator pursuant to the rules of the American Arbitration Association. Such determination of entitlement to indemnification shall be made not later than 30 calendar days after receipt by the Company of the Indemnity Notice. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to the Indemnitee. Any expenses (including attorneys’ fees) incurred by the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification. If the person or persons making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such persons may reasonably prorate such partial indemnification among such claims, issues or matters in respect of which indemnification is requested.

6.	ADVANCEMENT OF EXPENSES

All reasonable expenses incurred by the Indemnitee (including attorneys’ fees, retainers and advances of disbursements required of the Indemnitee) shall be paid by the Company in advance of the final disposition of any Proceeding at the request of the Indemnitee as promptly as possible, and in any event within ten (10) Business Days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time. The Indemnitee’s entitlement to such expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee in connection therewith and shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified under this Agreement. The Company shall have the burden of proof in any determination under this Section 6. No amounts advanced hereunder shall be deemed an extension of credit by the Company to the Indemnitee.

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7.	REMEDIES OF INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO ADVANCE EXPENSES

7.1

In the event that: (a) a determination is made that the Indemnitee is not entitled to indemnification hereunder; (b) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 5; or (c) expenses are not advanced pursuant to Section 6, the Indemnitee shall be entitled to apply to the Court or any other court of competent jurisdiction for a determination of the Indemnitee’s entitlement to such indemnification or advance.

7.2

Alternatively to Section 7.1, the Indemnitee, at the Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim.

7.3

A judicial proceeding or arbitration pursuant to this Section 7 shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination otherwise made hereunder (if so made) that the Indemnitee is not entitled to indemnification. Subject to Section 10, if a determination is made pursuant to the terms of Section 5 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all or such portion as the court or arbitrator determines of the reasonable expenses (including attorneys’ fees and disbursements) actually incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

8.	OTHER RIGHTS TO INDEMNIFICATION

8.1

The indemnification and advancement of expenses (including attorneys’ fees) provided by this Agreement shall not be deemed exclusive of any other right to which the Indemnitee may now or in the future be entitled under any provision of the Company’s bye-laws, any agreement, vote of shareholders, the Board or Disinterested Directors, provision of law, or otherwise; provided, however, that: (a) this Agreement supersedes any other agreement that has been entered into by the Company with the Indemnitee which has as its principal purpose the indemnification of the Indemnitee; and (b) where the Company may indemnify the Indemnitee pursuant to either this Agreement or the bye-laws of the Company, the Company may indemnify the Indemnitee under either this Agreement or the bye-laws but the Indemnitee shall, in no case, be indemnified by the Company in respect of any expense, liability or cost of any type for which payment is or has been actually made to the Indemnitee under any insurance policy, indemnity clause, bye- law or agreement, except in respect of any excess beyond such payment.

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9.	ATTORNEYS’ FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT

In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee, if the Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against, any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.

10.	LIMITATION OF INDEMNIFICATION

Notwithstanding any other terms of this Agreement, nothing herein shall indemnify the Indemnitee against, or exempt the Indemnitee from, any liability in respect of the Indemnitee’s fraud or dishonesty.

11.	LIABILITY INSURANCE

To the extent the Company maintains an insurance policy or policies for directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any person who is a director or officer of the Company.

12.	DURATION OF AGREEMENT

This Agreement shall apply to any request or claim for indemnification made hereunder by the Indemnitee, even if the Indemnitee is no longer a director or officer of the Company.

13.	NOTICE OF PROCEEDINGS BY INDEMNITEE

13.1

The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, originating process, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification hereunder; provided, however, that the failure to so notify the Company will not relieve the Company from any liability it may have to the Indemnitee except to the extent that such failure materially prejudices the Company’s ability to defend such claim. With respect to any such Proceeding as to which the Indemnitee notifies the Company of the commencement thereof and to the extent permitted under Bermuda Law:

(a)	the Company will be entitled to participate therein at its own expense; and

(b)

except as otherwise provided below, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defence thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defence thereof, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defence thereof other than reasonable costs of investigation or as otherwise provided herein. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defence thereof shall be at the expense of the Indemnitee and not subject to indemnification hereunder unless: (a) the employment of counsel by the Indemnitee has been authorized by the Company; (b) in the reasonable opinion of counsel to the Indemnitee there is or may be a conflict of interest between the Company and the Indemnitee in the conduct of the defence of such Proceeding; or (c) the Company shall not in fact have employed counsel to assume the defence of such action, in each of which cases, subject to Section 10, the fees and expenses of counsel shall be at the expense of the Company. If, however, the Company provides notice to the Indemnitee of the Company’s election not to assume the defence thereof, the Indemnitee shall have the right to employ counsel, which is reasonably acceptable to the Company, in such Proceeding and to control the defence thereof with the fees and expenses of such counsel to be at the expense of the Company, subject to Section 10.

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13.2

Neither the Company nor the Indemnitee shall settle or compromise or consent to entry of judgment with respect to any claim without the prior written consent of the other which shall not be unreasonably withheld); provided, however, that if the Company has assumed the defence in a Proceeding and has acknowledged that Indemnitee is entitled to indemnity hereunder, the Company may settle or compromise a claim or consent to entry of judgment without the Indemnitee’s consent so long as such settlement, compromise or judgment (a) only involves the payment of money damages, and the Company has acknowledged its obligation to pay such amount in full and (b) includes an unconditional written release of Indemnitee by the claimant.

14.	OWNERSHIP OF COMPANY RECORDS

14.1

The Indemnitee acknowledges that ownership of the copies of all documents and records relating to the business of the Company (Company Records) provided by the Company at any time is that of the Company.

14.2

The Indemnitee acknowledges that some of the information contained in the Company Records provided by the Company may be confidential to the Company (Confidential Information) and covenants that they will not disclose Confidential Information to third parties without the prior written consent of the Company.

14.3	Notwithstanding Section 14.2, the Indemnitee may disclose Confidential Information:

(a)	To the Indemnitee’s:

(i)

experts (including without limitation, legal or financial advisors) as is necessary for the purpose of obtaining advice or conducting proceedings relating to any matter which may become the subject of a claim under this agreement; and/or

(ii)	insurer or prospective insurer in connection with and as is necessary for effecting, maintaining or complying with the terms of an insurance policy; or

(b)	if required by contract to which the Company is a party; or

(c)	under compulsion of law;

providing that the Indemnitee shall only provide such information on the basis that, and shall himself or herself use his or her best endeavours to ensure that, the party receiving the Confidential Information agrees to keep the Confidential Information confidential.

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15.	INDEMNITEE’S RIGHT TO HAVE ACCESS TO COMPANY RECORDS

15.1

In the event that and for the purposes of any proceeding or written threat of a proceeding in respect of which a claim may be made under this Indemnity is made against the Indemnitee, the Indemnitee is entitled, subject to clause 15.2, to have access to and inspect and take copies (at their own expense) of the books and records of the Company and any other documents under its control which are relevant to:

(a)	the Indemnitee serving as a director or officer (as applicable) of the Company; or

(b)

any claim made against the Indemnitee in relation to matters arising in the course of the Indemnitee acting in connection with the affairs of the Company or otherwise concerning or relating to the Indemnitee serving as a director or officer (as applicable) of the Company.

15.2

The Company acknowledges that nothing contained in clause 15.1 shall prejudice any existing Indemnitee entitlement to have access to and inspect the books and records of the Company and any other documents under its control which are required in connection with the performance of their duties, responsibilities and obligations as a director or officer (as applicable) of the Company.

15.3

The rights of the Indemnitee under clause 15.1 do not apply to books, records or documents in respect of which the Company receives legal advice that disclosure may cause substantial or material prejudice to the interests of the Company or in respect of which the Company is under a duty of confidentiality.

16.	MISCELLANEOUS

16.1	This Agreement shall become effective on [DATE].

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16.2

Notwithstanding the expiration or termination of this Agreement howsoever arising, such expiration or termination shall not operate to affect such of the provisions hereof as are expressed or intended to remain in full force and effect.

16.3

If any of the sections, conditions, covenants or restrictions of this Agreement or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such section, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective so as to give effect as nearly as possible to the intent manifested by such section, condition, covenant or restriction.

16.4

This Agreement shall be binding upon the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor or resulting company by merger, amalgamation or operation of law) and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, assigns, heirs, estate, devises, executors, administrators or other legal representatives.

16.5

This Agreement, together with any documents referred to herein, contains the whole agreement between the Parties in respect of the subject matter of this Agreement and supersedes and replaces any prior indemnification arrangement between the Company and the Indemnitee, and any prior written or oral agreements, representations or understandings between them relating to such subject matter. The Parties confirm that they have not entered into this Agreement on the basis of any representation that is not expressly incorporated in this Agreement. Without limiting the generality of the foregoing, neither Party shall have any remedy in respect of any untrue statement made to such Party upon which such Party may have relied in entering into this Agreement, and a Party’s only remedy is for breach of contract. However, nothing in this Agreement purports to exclude liability for any fraudulent statement or act.

16.6

No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by the Indemnitee and by a duly authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Indemnitee or a duly authorized officer of the Company, as the case may be.

16.7

The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, by law or otherwise) of the amounts otherwise indemnifiable hereunder.

16.8

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring action to enforce such rights.

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16.9

Indemnitee agrees and acknowledges that, in consideration of such agreements and covenants of Company contained herein, the Prior Agreement is hereby superseded in its entirety by this Agreement, and Indemnitee agrees to waive any and all such rights under the Prior Agreement.

17.	NOTICES

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, national overnight courier, electronic mail or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this section). Any notice sent by (i) post as provided in this section shall be deemed to have been served 5 Business Days after dispatch, (ii) national overnight courier as provided in this section shall be deemed to have been served on the next Business Day following dispatch, and (iii) or electronic mail as provided in this section shall be deemed to have been served at the time of dispatch, and in proving the service of the same it will be sufficient to prove in the case of a letter or overnight courier package, that it was properly stamped, addressed and placed in the post or delivered to such courier service, as applicable; and in the case of an electronic mail that such electronic mail was duly dispatched to a current electronic mail address, as applicable, of the addressee. Notice delivered by hand will be deemed duly given upon delivery.

COMPANY

Name: Cushman & Wakefield Ltd.

Address:

c/o

225 W Wacker Drive #3000

Chicago, Illinois 60606

Attention: Chief Legal Officer

Email: Noelle.Perkins@cushwake.com

INDEMNITEE

Email:

18.	HEADINGS

The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

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19.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of a counterpart signature page by e-mail transmission of .PDF (or similar electronic record) shall be effective as delivery of an executed counterpart signature page.

20.	GOVERNING LAW

The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the Islands of Bermuda. The parties to this Agreement hereby irrevocably agree that the courts of Bermuda shall have non-exclusive jurisdiction in respect of any Agreement Proceedings and waive any objection to Agreement Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Agreement Proceedings have been brought in an inconvenient forum.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF the Parties have duly executed this Agreement on the date stated at the beginning of it.

SIGNED for and on behalf of
CUSHMAN & WAKEFIELD LTD.	)
)
)
By:
Name:
Position:
SIGNED by INDEMNITEE
)
)
)
[DIRECTOR NAME]

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